UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 16, 2009

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Third Avenue, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Incentive Bonus Program

On June 16, 2009, the Compensation Committee (the "Compensation Committee") of the Board of Directors of Loral Space & Communications Inc. ("Loral" or the "Company") adopted the management incentive bonus ("MIB") program for the year ending December 31, 2009 for certain employees of its corporate office and subsidiaries, including its named executive officers (the "NEOs").

Loral Corporate Office Employees

With respect to the NEOs employed by the corporate office (Messrs. Targoff, Mastoloni, Rein and Katz), each NEO has a target bonus opportunity, which is a percentage of his base salary (125% for Mr. Targoff and 45% for each of Messrs. Mastoloni, Rein and Katz). The NEOs’ target bonus is payable if the Company (and, in the case of Messrs. Mastoloni, Rein and Katz, the individual) achieves certain target performance goals as described below.

The performance goals for 2009 for Mr. Targoff consist of three components—(i) an EBITDA component (ii) a component relating to performance at Space Systems/Loral, Inc. ("SS/L"); and (iii) a component relating to performance at Telesat Canada ("Telesat").

The performance goals for 2009 for Messrs. Mastoloni, Rein and Katz consist of three components—(i) an EBITDA component; (ii) an SS/L performance component; and (iii) a component relating to satisfaction of certain individual objectives.

EBITDA Component

A portion of an NEO’s target bonus opportunity (31.25% in the case of Mr. Targoff and 41.7% in the case of the other corporate office NEOs) is based on achievement of target levels of SS/L EBITDA from backlog programs ("SS/L Backlog EBITDA") less corporate expenses for the year ended December 31, 2009 ("Backlog EBITDA"), adjusted for non-recurring or unusual items and non-operating changes from the plan.

The Backlog EBITDA component further provides for participants to earn more or less than their target bonus opportunity (between 70% and 130% of target) for achievement by the Company of Backlog EBITDA that is within certain ranges above or below the targeted Backlog EBITDA.

SS/L New Business Component

A portion of an NEO’s target bonus opportunity (18.75% in the case of Mr. Targoff and 25% in the case of the other corporate office NEOs) is based on achievement of target levels of SS/L new business. The SS/L new business component relates to achievement of specific quantitative goals relating to benefit from new business during 2009 ("SS/L New Business Benefit").

The SS/L New Business Benefit component similarly provides for participants to earn more or less than their target bonus opportunity if SS/L performance is within certain ranges above or below the targeted SS/L performance.

Telesat Performance Component

Fifty percent (50%) of Mr. Targoff’s target bonus opportunity is based on achievement of target levels of Telesat’s consolidated adjusted EBITDA (Telesat’s actual consolidated EBITDA for the year ended December 31, 2009 adjusted for non-recurring or unusual items and non-operating changes from Telesat’s plan).

The Telesat performance-based component similarly provides for Mr. Targoff to earn more or less than his target bonus opportunity if Telesat performance is within certain ranges above or below the targeted Telesat performance.

Individual Objectives

33.3% of each corporate office NEO’s target bonus opportunity, other than Mr. Targoff’s, is based on satisfaction of specified individual objectives for such NEO.

Mr. DeWitt

Mr. DeWitt’s target bonus opportunity under SS/L’s basic MIB plan is 60% of base salary earned and is payable based on achievement by SS/L of target performance goals for SS/L. These goals are further divided into three segments related to achievement of specific quantitative goals related to the operation of SS/L during the year. These segments consist of SS/L Backlog EBITDA, SS/L New Business Benefit and achievement of a certain cash level at year end. Like the other NEOs, Mr. DeWitt is eligible to earn more or less than his target bonus opportunity if SS/L’s performance is within certain ranges above or below the targeted SS/L performance. Mr. DeWitt is also eligible for an increase or decrease in his bonus by up to 10% of his target bonus based on qualitative measures, including SS//L performance relating to compliance with Sarbanes Oxley requirements. In addition to participation in SS/L’s basic MIB plan, Mr. DeWitt participates in SS/L’s executive performance plan and is eligible for a "stretch" bonus pursuant to which he can increase his total bonus to a maximum of 100% of his base salary earned for SS/L achievement of SS/L EBITDA Backlog and SS/L New Business Benefit at certain levels in excess of the maximum thresholds in the basic MIB plan.

Equity Incentive Awards

Also on June 16, 2009, the Compensation Committee approved performance-based equity incentive awards for certain employees of its corporate office and subsidiaries, including the Company’s principal executive officer, principal financial officer and the other named executive officers (the "NEOs"), as described below.

Mr. Targoff was awarded an option to purchase 125,000 shares of Loral voting common stock, par value $0.01 per share (the "Loral Stock"), with an exercise price of $35 per share. The option is vested with respect to 25% of the underlying shares upon grant, with the remainder of the option subject to vesting as to 25% of the underlying shares on each of the first three anniversaries of the grant date. The option expires on June 30, 2014. Vesting is subject to full or partial acceleration upon Mr. Targoff’s death, disability, termination of employment without cause or resignation for good reason, and upon a change of control of Loral.

Messrs. Mastoloni, Rein and Katz were each awarded 1,500 Loral restricted stock units (the "RSUs") and 35,000 phantom stock appreciation rights related to the equity value of Space Systems/Loral, Inc. ("SS/L Phantom SARs"). Mr. DeWitt was awarded 25,000 SS/L Phantom SARs. The following describes the terms and conditions of the RSUs and SS/L Phantom SARs.

Loral RSUs. Each RSU has a value equal to one share of Loral Stock and generally provides the recipient with the right to receive one share of Loral Stock or cash equal to one share of Loral Stock, at the option of the Company, on the vesting date. Vesting of the RSUs requires the satisfaction of two conditions: a time-based vesting condition and a stock price vesting condition. No vesting will occur unless both vesting conditions are satisfied. Because both the time-based vesting condition and the stock-price vesting condition must be satisfied for the RSUs to vest, to the extent that one vesting condition is satisfied prior to the satisfaction of the other vesting condition, vesting will be delayed until the date that both vesting conditions are satisfied. The time-based vesting condition has the following vesting schedule: 25% vest immediately upon grant and 6¼% vest over each of the next twelve quarters on the second Monday of each September, December, March and June, through June 11, 2012, provided the NEO remains employed on each vesting date. The stock price vesting condition will be satisfied only when the average closing price of the Stock over a period of 20 consecutive trading days is at or above $45 during the period commencing on the grant date and ending on June 30, 2016. The time-based vesting condition is subject to full or partial acceleration upon death, disability or termination of employment without cause, and upon a change of control of Loral. Vested RSUs will be settled, and cash or Stock will be distributed to the NEO upon vesting. The RSUs expire on June 30, 2016.

SS/L Phantom SARs. The SS/L Phantom SAR program has been designed to incentivize and reward employees based on an increase in a synthetically designed equity value for SS/L. Because SS/L common stock is not freely tradable on the open market and thus does not have a readily ascertainable market value, SS/L equity value under the program is derived from an adjusted EBITDA-based formula. The SS/L adjusted EBITDA will be determined annually by reference to Loral’s SEC filings if available on the determination date or, if such filings are not then available, by Loral’s Board of Directors. For purposes of the program, SS/L’s equity value has been set initially at $10 per share. Each SS/L Phantom SAR provides the recipient with the right to receive an amount equal to the increase in SS/L’s notional stock price over the $10 base price multiplied by the number of SS/L Phantom SARs vested on the applicable vesting date (as adjusted by the SAR Equalizer described below).

The SS/L Phantom SARs have the following vesting schedule: 50% vest on March 18, 2010, 25% vest on March 18 of 2011 and 25% vest on March 18, 2012. Unlike regular stock appreciation rights, which may be voluntarily exercised at any time after vesting, because of the complex constraints imposed by Internal Revenue Code Section 409A, the SS/L Phantom SARs have been designed with fixed exercise dates. As such, the SS/L Phantom SARs are automatically exercised and the SAR value (if any) is paid out on each vesting date. Vesting is subject to full or partial acceleration upon death, disability or termination of employment without cause, and upon a change of control of Loral or SS/L. The SS/L Phantom SARs expire on June 30, 2016. SS/L Phantom SARs may be settled in Loral stock or cash at the option of the Company.

In order to more closely align the SS/L Phantom SARs with regular stock appreciation rights, which can be voluntarily exercised at times when an employee believes the phantom equity value is most favorable for his or her particular risk and reward criteria, the SS/L Phantom SARs are designed with an equalizing feature intended to fairly compensate employees against the inequities that necessarily accompany a fluctuating phantom equity value paired with fixed exercise dates. Pursuant to this feature, if, in one year, the holder of SS/L Phantom SARs does not receive any payout (because SS/L’s notional stock price did not increase) or the payout received is less than $3.00 per SS/L Phantom SAR (because SS/L’s notional equity value did not increase by at least 30%), then, in the following year, the recipient may be entitled to receive a payout based not only on the number of SARs scheduled to vest in such following year but also based on the number of SARs that failed to meet the 30% threshold in prior years (the "SAR Equalizer"). As such, on each vesting/payment date, if the notional SS/L equity value upon automatic exercise does not equal or exceed a 30% threshold level over the base price, an additional number of supplemental SARs equal to the number of SARs subject to the threshold-level-failed tranche will be available for automatic exercise on the next anniversary of the vesting/payment date (subject to the notional SS/L equity value on the next anniversary of the vesting/payment date being greater than the notional SS/L equity value at the prior vesting/payment date (including any SAR Equalizer with respect to the prior tranche)). If the SAR value is enhanced with a SAR Equalizer, then the SAR value then being exercised and paid will be reduced by the dollar value received in the prior tranche (including all prior SAR Equalizers with respect to a target tranche). This measurement and potential addition of SAR Equalizers continues annually until the earlier of achievement of the 30% threshold for each tranche or expiration of the SS/L Phantom SARs on June 30, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

June 22, 2009	By:	Avi Katz

Name: Avi Katz
Title: Senior Vice President, General Counsel and Secretary